Exhibit 99.1

Addentax Group Corp. Announces Reverse Stock Split

SHENZHEN, March 26, 2026 — Addentax Group Corp. (Nasdaq: ATXG) (the “Company”) announced today that following the stockholder approval of the reverse stock split proposal at the Company’s 2025 Annual Meeting of Stockholders held on January 30, 2026, the Board of Directors of the Company, on March 19, 2026, approved a reverse stock split of the Company’s common stock at a ratio of 1-for-15 (the “Reverse Stock Split”) and authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) to effect the Reverse Stock Split.

On March 24, 2026, the Company filed the Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split. The Amendment will become effective at 12:01 a.m. (Eastern Time) on March 30, 2026 (the “Effective Time”).

As a result of the Reverse Stock Split, every fifteen (15) shares of common stock outstanding immediately prior to the Effective Time will be reclassified and combined into one share of common stock, without any change in the par value of $0.001 per share or the total number of authorized shares. Beginning with the opening of trading on March 30, 2026, the Company’s common stock will be available for trading on the Nasdaq Capital Market under the symbol “ATXG” on a Reverse Stock Split adjusted basis with a new CUSIP number (00653L400).

No fractional share will be issued in connection with the foregoing combination of the shares pursuant to the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of common stock in lieu of such fractional share.

The Company’s transfer agent, Transfer Online, Inc., is acting as the exchange agent for the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (i.e., through a broker, bank or other holder of record) are not required to take any action. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except for minor changes resulting from the treatment of fractional shares.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider specializing in garment manufacturing and logistics services. For more information about the Company, please visit the website: https://www.addentax.com/.

Caution Concerning Forward Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

yoongxin.chan@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

WAVECREST GROUP INC.

1-718-213-7386

sherry@wavecrestipo.com